As filed with the Securities and Exchange Commission on May 23, 2000

                                                   Registration No. 333-
                                                                        -------
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------
                                    TXU CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        TEXAS                                            75-2669310
(STATE OF INCORPORATION                     (I.R.S. EMPLOYER IDENTIFICATION NO.)
    OR ORGANIZATION)

                                  ENERGY PLAZA
                                1601 BRYAN STREET
                               DALLAS, TEXAS 75201
                                 (214) 812-4600

               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

ROBERT A. WOOLDRIDGE, ESQ.     PETER B. TINKHAM       ROBERT J. REGER, JR., ESQ.
     Worsham Forsythe       Secretary and Assistant    Thelen Reid & Priest LLP
      Wooldridge LLP               Treasurer             40 West 57th Street
     1601 Bryan Street             TXU Corp.           New York, New York 10019
    Dallas, Texas 75201        1601 Bryan Street            (212) 603-2000
      (214) 979-3000          Dallas, Texas 75201
                                (214) 812-4600

(NAMES AND ADDRESSES, INCLUDING ZIP CODES, AND TELEPHONE NUMBERS, INCLUDING AREA
                         CODES, OF AGENTS FOR SERVICE)
                             -----------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE WHEN WARRANTED BY MARKET CONDITIONS AND OTHER FACTORS.

     IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                         CALCULATION OF REGISTRATION FEE
==============================================================================
                                     PROPOSED         PROPOSED
    TITLE                            MAXIMUM          MAXIMUM
  OF SHARES           AMOUNT         OFFERING         AGGREGATE     AMOUNT OF
   TO BE              TO BE          PRICE PER        OFFERING    REGISTRATION
 REGISTERED         REGISTERED       SHARE(*)         PRICE(*)        FEE
------------------------------------------------------------------------------
Common Stock,
without par
value.........      3,500,000        $34.21875        $119,765,625   $31,619
------------------------------------------------------------------------------
Preference
Stock Purchase
Rights (1)          3,500,000        N/A               N/A         N/A
==============================================================================
(*) Solely for the purpose of calculating the registration fee pursuant to Rule 457(c), the proposed maximum offering price has been determined on the basis of the average of the high and low prices per share for the Common Stock on May 18, 2000 as reported in the consolidated reporting system for securities traded on the New York Stock Exchange.

(1) Since no separate consideration is paid for the Preference Stock Purchase Rights (the "Rights"), the registration fee for such securities is included in the fee for the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

       Pursuant to Rule 429 under the Securities Act of 1933, the prospectus filed as part of this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and Registration Statement File No. 333-27989.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED MAY 23, 2000

P R O S P E C T U S

                                    TXU CORP.

                                  Common Stock
                                Without Par Value

                             ----------------------

              DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN

         This plan provides a convenient and economical way for holders of the common stock of TXU Corp. and for U.S. residents who are not shareholders to purchase shares of common stock and to reinvest cash dividends paid on shares of common stock.

         This prospectus relates to the offer and sale under the plan of 5,844,308 shares of common stock of TXU Corp. You should read this prospectus carefully before you invest and keep this prospectus for future reference.

         Shares of TXU Corp. common stock are listed on the New York, Chicago and Pacific stock exchanges and trade under the symbol "TXU."

                             ----------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.

DATED MAY ___, 2000

                                TABLE OF CONTENTS

                                                                         Page

TXU CORP. AND ITS SUBSIDIARIES............................................ 1
USE OF PROCEEDS........................................................... 3
THE PLAN.................................................................. 4
     Purpose, Advantages and Disadvantages of Participation in the Plan... 4
     Eligibility.......................................................... 5
     Participating in the Plan............................................ 5
     Share Purchases and Price............................................ 8
     Safekeeping.......................................................... 9
     Sales of Plan Shares................................................. 9
     Termination of Participation.........................................10
     Expenses.............................................................11
     Administration.......................................................11
     Reports to Participants..............................................11
     Certificates for Shares..............................................12
     Other Stock Transactions.............................................12
     Voting of Shares.....................................................12
     Responsibility of TXU Corp., the independent broker
       and TXU Business Services..........................................13
     Foreign Holders of Shares............................................13
     Modification or Termination..........................................13
CERTAIN UNITED STATES FEDERAL INCOME TAX MATTERS..........................14
     U.S. Federal Income Tax Consequences.................................14
     Tax Reports..........................................................15
DESCRIPTION OF CAPITAL STOCK..............................................15
INDEPENDENT ACCOUNTANTS...................................................16
LEGAL REVIEW..............................................................16
WHERE YOU CAN FIND MORE INFORMATION.......................................17

                         TXU CORP. AND ITS SUBSIDIARIES

         TXU Corp. (formerly Texas Utilities Company), is a Texas corporation formed in 1997 as a holding company. TXU Corp. is the successor to Texas Energy Industries, Inc., now known as TXU Energy Industries Company, the holding company for the U.S. businesses prior to the August 5, 1997 acquisition of TXU Gas Company. Texas Energy Industries, Inc. was organized in 1945 and, prior to August 5, 1997, was known as Texas Utilities Company. Through its direct and indirect subsidiaries, TXU Corp. engages in

         o the generation, purchase, transmission, distribution and sale of electricity;

         o the gathering, transmission and distribution of natural gas; energy marketing;

         o telecommunications, retail energy services, international gas operations, power development and other businesses primarily in the United States, Europe and Australia. Its principal direct and indirect subsidiaries are:

         o TXU Electric Company (formerly Texas Utilities Electric Company), an electric utility company engaged in the generation, purchase, transmission, distribution and sale of electric energy in the north central, eastern and western parts of Texas.

         o TXU Gas Company (formerly ENSERCH Corporation), an integrated company focused on natural gas. Its major business operations are gathering, transmission and distribution of natural gas and the marketing of natural gas and electricity. It operates primarily in the north central, eastern and western parts of Texas and engages in the wholesale and retail marketing of natural gas and electricity in several areas of the United States.

         o TXU Europe Limited, which includes Eastern Electricity plc, the largest supplier (retailer) and distributor of electricity in England and Wales. Subsidiaries of TXU Europe Limited also include one of the largest generators of electricity and one of the largest suppliers of natural gas in the United Kingdom.

         Other subsidiaries include:

         o TXU Australia Holdings (Partnership) Limited Partnership. Its principal operating subsidiaries include Eastern Energy Limited, which purchases, distributes, and retails electricity in the State of Victoria, Australia, and the gas operations of TXU Networks (Gas) Pty Ltd. (formerly known as Westar Pty Ltd) and TXU Pty Ltd (formerly known as Kinetik Energy).

         o TXU Communications Company (formerly Lufkin-Conroe Communications Co.) through its subsidiaries is an independent local exchange carrier providing regulated telephone service through access lines in southeast Texas. It also provides access services to a number of interexchange carriers who provide long distance services.

         Other wholly owned subsidiaries perform specialized functions within the TXU Corp. system.

         Electric Industry Restructuring - Legislation was passed during the 1999 session of the Texas legislature that will restructure the electric utility industry in Texas (1999 Restructuring Legislation). Among other matters, the legislation:

         o incorporates the concept contained in the stipulation in Docket No. 18490 that earnings in excess of the earnings cap be used as mitigation to the cost of nuclear production assets (see Note 13 to Financial Statements in TXU Corp.'s Annual Report on Form 10-K for the year ended December 31, 1999);

         o authorizes competition in the retail and generation markets for electricity beginning January 1, 2002;

         o provides for the recovery of generation-related and purchased power related stranded costs and generation-related regulatory assets;

         o  requires reductions in nitrogen oxide (Nox) and sulfur dioxide
            (SO2) emissions;

         o requires a rate freeze for all retail customers until January 1, 2002, and certain rate reductions for residential and small commercial customers for up to five years thereafter; and

         o sets certain limits on capacity owned and controlled by power generation companies.

Certain provisions of the 1999 Restructuring Legislation may be subject to different interpretation.

         By September 1, 2000, each electric utility must separate from its regulated activities its customer energy services business activities that are otherwise already widely available in the competitive market. By January 1, 2002, each electric utility must separate ("unbundle") its business into the following units: a power generation company, a retail electric provider and a transmission and distribution company or separate transmission and distribution companies. A power generation company generates electricity that is intended to be sold at wholesale. In general, a power generation company may not own a transmission or distribution facility and may not have a certificated service area. A retail electric provider sells electric energy to retail customers and may not own or operate generation assets. A transmission and distribution (T&D) company may only own or operate facilities to transmit or distribute electricity. TXU Electric and each other electric utility in Texas have filed with the Public Utility Commission of Texas (PUC) a separation of their costs into competitive and regulated components, proposed tariffs for their proposed T&D utility and an initial estimate of their generation-related stranded costs.

         In October 1999, TXU Electric filed a petition with the PUC for a financing order (Docket No. 21527) to permit the issuance by a special purpose entity of $1.65 billion of transition bonds secured by payments designed to enable TXU Electric to recover its generation-related regulatory assets and other qualified costs in accordance with the 1999 Restructuring Legislation. On May 1, 2000, the PUC signed a final order rejecting TXU Electric's request for the $1.65 billion and authorized only $363 million. TXU Electric believes this ruling is inconsistent with the 1999 Restructuring Legislation and filed an appeal on May 2, 2000, with the Travis County, Texas District Court following the receipt of a final order evidencing such ruling from the PUC. TXU Electric expects that any difference between the $1.65 billion and the amount finally authorized will continue to be deferred until securitization of generation-related assets is addressed in 2002. TXU Electric is unable to predict the outcome of these proceedings.

         On January 10, 2000, TXU Electric filed with the PUC its business separation plan as required by the 1999 Restructuring Legislation. This plan describes how TXU Electric proposes to separate the provision of competitive energy services from its regulated business activities by September 1, 2000 and how it plans to unbundle its business. Only the T&D functions will continue to be regulated. An independent organization certified by the PUC will oversee transmission system planning and reliability in the State of Texas. Beginning January 1, 2002, retail electric customers in Texas will be able to select their electricity providers.

         The principal executive offices of TXU Corp. are located at 1601 Bryan Street, Dallas, Texas 75201 and its telephone number is (214) 812-4600.

                                 USE OF PROCEEDS

         TXU Corp. will not receive any proceeds from shares purchased for the plan in the open market.

         TXU Corp. will use the proceeds it receives from the sales of shares of original issue common stock, together with funds from operations and other sources, to invest in its subsidiaries, to retire securities of TXU Corp. and its subsidiaries, to make acquisitions, to repay short term borrowings used for any of those purposes and for other general corporate purposes.

         TXU Corp. is unable to determine either the number of shares of common stock that may be issued or purchased under the plan or the proceeds, if any, that TXU Corp. may receive from the sale of shares.

                                    THE PLAN

PURPOSE, ADVANTAGES AND DISADVANTAGES OF PARTICIPATION IN THE PLAN

1.       What is the purpose of the plan?

         The Direct Stock Purchase and Dividend Reinvestment Plan of TXU Corp. provides a convenient and economical way for holders of shares of TXU common stock and others who qualify to participate in the plan to invest in TXU common stock through the plan. Participation in the plan is entirely optional.

         If you enroll in the plan, you may purchase additional shares of common stock by reinvesting cash dividends paid on all or some of your shares of common stock and/or by making optional cash investments. TXU Corp. will decide whether the shares for the plan will be purchased in the open market by an independent broker or acquired directly from TXU Corp. as original issue shares.

2.       What are the advantages of the plan?

         o Under the plan, you may designate what part of the dividends you earn will be reinvested in TXU common stock. We will pay any remaining dividends to you.

         o We will credit to your plan account the purchase of fractions of shares, as well as whole shares. This feature allows for full investment of funds.

         o You will not pay any commissions or service charges in connection with purchases through the plan. However, we will charge a fee in connection with the initial purchase of shares by someone that does not already own TXU common stock. TXU Corp. will determine the amount of the fee, from time to time. The plan authorization form you complete will indicate the applicable fee.

         o The plan's safekeeping feature relieves participants of the responsibility for taking care of certificates for their shares.

         o Under the plan, TXU Business Services simplifies your record keeping by furnishing you with quarterly statements of account.

         o You may sell shares held in the plan through the plan. If you sell shares through the plan, we will charge a fee to cover the costs to the plan of each sales transaction, plus any applicable brokerage commission and resulting transfer taxes. TXU Business Services will advise you of the amount of the fee at the time you sell your shares.

3.       What are the disadvantages of the plan?

         You will have no control over the prices at which shares are purchased or sold for your account, because

         o purchases for your account will be made during periods prescribed under the plan; and

         o an independent broker will select the dates for sales of shares made for your account after the plan administrator processes your request to sell shares.

You bear the risks of fluctuations in the market price of TXU common stock. (See SHARE PURCHASES AND PRICE, and SALES OF PLAN SHARES.)

ELIGIBILITY

4.       Who can participate in the plan?

         Any holder of record of shares of TXU common stock may participate in the plan. Any non-shareholder meeting either of the following requirements may participate in the plan:

         o A person of legal age and a resident of one of the fifty states of the United States or the District of Columbia; or

         o An entity organized in one of the fifty states of the United States or the District of Columbia.

         Shares for which dividends are reinvested by the plan must be registered in your name or held in your plan account. If you are the beneficial owner of shares that are registered in another name and you want the dividends on those shares reinvested by the plan, you must have those shares transferred into your name.

PARTICIPATING IN THE PLAN

5.       What steps must one take to participate in the plan?

         If you hold TXU common stock in your own name, you may enroll in the plan at any time by filling out a plan authorization form and returning it to TXU Business Services at the address on the last page of this prospectus.

         If you do not own TXU common stock, you may enroll in the plan by completing and returning an authorization form, together with payment in an amount not less than $500 nor more than $250,000. Payment should be made by check or money order made payable to TXU Business Services. DO NOT SEND CASH. TXU Corp. may, from time to time, authorize other methods of payment. In that event, you will be notified of those other payment methods. TXU Business Services will send you an authorization form on request (see ADMINISTRATION).

         You must make one of the following elections on the authorization form:

         o FULL DIVIDEND REINVESTMENT: TXU Business Services will automatically reinvest any cash dividends on shares held for you in the plan and on shares registered in your name and held by you in certificated form; or

         o PARTIAL DIVIDEND REINVESTMENT: You will receive cash payment of dividends on the number of whole shares you select from the shares for which you have certificates and/or the shares held for you in the plan. TXU Business Services will automatically reinvest the cash dividends on all of your other shares; or

         o CASH DIVIDENDS ONLY: You will continue to receive cash payment of dividends on all the shares for which you have certificates and the shares held for you in the plan.

We will register your plan shares in the name of the plan or its nominee and credit them to your account in the plan.

Whether or not you choose to reinvest dividends, you may make optional cash investments.

         If you are not a shareholder, your initial optional cash investment may not be less than $500 nor more than $250,000. After that, each optional cash investment may not be less than $25. Total optional cash investments for each calendar year may not be more than $250,000. You will be under no obligation to make any optional cash investments.

6. Can a participant transfer plan shares to start a new account for someone else?

         If you own shares as an individual, you may transfer the ownership of some or all of your plan shares to start an account for another individual by sending TXU Business Services written, signed transfer instructions. Signatures must be verified in a manner satisfactory to TXU Business Services.

         You may open a new plan account with a transfer of 10 or more plan shares.

7. How do the FULL DIVIDEND REINVESTMENT feature and the PARTIAL DIVIDEND REINVESTMENT feature of the plan work?

         If you mark FULL DIVIDEND REINVESTMENT on your authorization form, TXU Business Services will purchase additional shares of common stock for your plan account with:

         o all cash dividends on both the shares for which you hold certificates in your name and your plan shares, and

         o  any optional cash investments you make.

         If you mark PARTIAL DIVIDEND REINVESTMENT on your authorization form, TXU Business Services will continue to make cash payments of dividends on that number of your certificated shares and/or that number of your plan shares you indicate on the authorization form. In addition, TXU Business Services will apply to the purchase of additional shares for your account:

         o all of the remaining cash dividends on both your certificated shares and plan shares, and

         o  any optional cash investments you make.

         If TXU Business Services receives your authorization to reinvest any of your dividends on or before the record date for a quarterly cash dividend, we will use your dividends for that quarter to purchase TXU common stock for your account. If TXU Business Services receives your authorization to reinvest dividends after the record date, we will pay those corresponding dividends to you in cash and begin reinvestment of cash dividends on the next dividend payment date. The quarterly dividend date is usually the first business day of January, April, July and October. The record date is approximately three to four weeks before the dividend payment date. For example: If the record date for the July 1 dividend payment were June 6, TXU Business Services would have to receive your authorization form on or before June 6, in order for dividends paid on your shares to be used for dividend reinvestment on July 1. If TXU Business Services received the authorization form after June 6, the July 1 dividend would be paid to you in cash and your reinvestment of cash dividends would commence with the next dividend payment date of October 1.

8.       How does the Optional Cash Investment feature of the plan work?

         TXU Business Services will credit to your plan account on the last business day of each weekly investment period the additional shares of TXU common stock purchased with your optional cash investment during a weekly investment period. A new weekly investment period begins each Tuesday and ends on the following Monday or, if that is not a business day, the next business day after that Monday.

         We will not use optional cash investments to purchase shares during a calendar week in which there is a dividend payment on the common stock. If we receive your optional cash investment during the calendar week in which a dividend payment occurs, TXU Business Services will invest it during the weekly investment period that starts on Tuesday of the next calendar week. We will credit shares purchased to your account at the end of the weekly investment period during which they are purchased. We will pay no interest on optional cash investments held by TXU Business Services for investment. You should time your investment accordingly.

         For example, Monday, July 3, 2000 is a dividend payment date.

         o If we receive a cash investment between June 26 and June 30, we will invest it between June 27 and July 3.

         o If we receive a cash investment between July 3 and July 7, 2000, we will invest it between July 11 and July 17.

         You do not need to invest the same amount, or any amount, each week. We will pay to you cash dividends on shares purchased with optional cash investments or reinvest them in additional shares of TXU common stock on each dividend payment date, according to your instructions.

         Optional cash investments should be made by check or money order payable to TXU Business Services. You may also make optional cash investments on a regular basis by electronic funds transfer under the plan's Automatic Monthly Electronic Deduction feature described below. Each optional cash investment must be in an amount not less than $25. All your optional cash investments may not total more than $250,000 in any calendar year. TXU Corp. may, from time to time, authorize other methods of payment. In that event, you will be notified of those other payment methods.

9.       How can a participant make a cash investment?

         You may make an optional cash investment when joining the plan by enclosing with the authorization form a check or money order made payable to TXU Business Services. Thereafter you may use the Automatic Monthly Electronic Deduction feature or send a check or money order together with the form provided with your statement of account or your account number or your social security number. As stated above, TXU Corp. may, from time to time, authorize other methods of payment. In that event, you will be notified of those other payment methods.

10. What is the Automatic Monthly Electronic Deduction feature of the plan and how does it work?

         An Automatic Monthly Electronic Deduction feature is available to make repetitive optional cash investments more convenient. You may make optional cash investments in any amounts permitted under the plan from a predesignated U.S. account. Automatic Monthly Electronic Deductions may be made from accounts at any bank, savings association or credit union that is a member of the National Automated Clearing House Association.

         To begin Automatic Monthly Electronic Deductions, you must complete and sign an Automatic Electronic Funds Transfer Authorization Form designating, among other things, the amount to be withdrawn each month and the account from which funds are to be withdrawn, and return the form to TXU Business Services. You must also provide a voided blank check. Your election to use the Automatic Monthly Electronic Deduction feature will become effective as soon as practicable after the Electronic Investment Authorization Form is processed.

         Once you begin Automatic Monthly Electronic Deductions, TXU Business Services will withdraw funds from your designated account on the 20th day of each month (or, if the 20th day is not a business day, on the next business day). Those funds will be invested in TXU common stock during the next weekly investment period for optional cash investments.

         You may change the amounts of your future Automatic Monthly Electronic Deductions by completing and sending to TXU Business Services a new Electronic Investment Authorization Form. You may terminate Automatic Monthly Electronic Deductions by notifying TXU Business Services in writing. Your request will be processed and will become effective as promptly as is practicable.

         You may also choose the Electronic Deposit of Dividends feature. If you do, TXU Business Services will deposit any cash dividends on your common stock directly into the bank account you indicate.

11.      How can I change my choices under the plan?

         You may change your choices about investment under the plan by signing a new authorization form and returning it to TXU Business Services or by requesting a change in writing. TXU Business Services must receive your instruction directing a change on or before the record date for the payment of a quarterly dividend in order for your instructions to be effective on the next dividend payment date.

SHARE PURCHASES AND PRICE

12.      How are shares acquired for the plan?

         Shares of TXU common stock are purchased for the plan either in the open market by an independent broker on behalf of the plan or directly from TXU Corp. as original issue shares. TXU Corp. decides how the shares will be acquired.

13.      How many shares will be purchased for my account under the plan?

         The number of shares purchased for your account depends upon the amount of cash dividends you reinvest and/or the amount of your optional cash investments and on the purchase price of TXU common stock. (See FOREIGN HOLDERS OF SHARES for restrictions on reinvestment of cash dividends applicable to residents of a foreign country.) We will credit your account with that number of shares, including fractional shares computed to three decimal places, that is equal to the total cash amount to be invested or reinvested, divided by the purchase price per share.

14. What will be the price of shares of common stock purchased under the plan?

         o Open Market Purchases. An independent broker will buy shares of the common stock for the plan by purchasing them in the open market. The price will be the weighted average price (excluding any related brokerage fees, commissions or other service charges) paid for all shares purchased by the independent broker during the period in which the open market purchases are made. For optional cash investments, each weekly investment period commences on Tuesday of a week and continues through and includes the first business day in the following calendar week. Each reinvestment of dividends will be made during the four business days ending on a dividend payment date.

            Except for any limitations imposed by federal or state securities laws, the independent broker will have full discretion as to all matters relating to open market purchases for the plan. The broker will determine the number of shares, if any, to be purchased on any given day, the time of day, the price to be paid for shares, the markets in which shares are to be purchased (which may include any securities exchange or over-the-counter market) and the persons (including brokers or dealers) from or through whom purchases are made.

         o Original Issue Shares Acquired directly from TXU Corp. The price of shares purchased directly from TXU Corp. is the average of the daily averages of the high and low sales prices for the common stock as it is reported on the consolidated tape for New York Stock Exchange listed securities administered by the Consolidated Tape Association

            - for the optional weekly investment period, if optional cash investments are being used to purchase shares, and

            - for the four business days ending on a dividend payment date, if dividend reinvestments are being used to purchase shares.

SAFEKEEPING

15.      What is the plan Safekeeping Service?

         You may take advantage of the plan's cost-free safekeeping services whether or not you make optional cash investments or reinvest dividends on your shares. You may deposit shares you hold in certificated form into the plan, to be held by TXU Business Services or its nominee, by delivering a completed authorization form and the certificates to TXU Business Services. Do not endorse the certificates. We will transfer the shares deposited into the name of TXU Business Services or its nominee, as custodian, and credit them to your account in the plan. We will distribute cash dividends paid on the shares or reinvest them in shares of TXU common stock in accordance with your instruction on your authorization form.

SALES OF PLAN SHARES

16.      How can I sell my plan shares?

         You may request at any time in writing that TXU Business Services sell all or some of your plan shares. TXU Business Services may require verification of your signature in a manner satisfactory to TXU Business Services. TXU Business Services will then instruct an independent broker to sell your shares as soon as practicable after processing your request and will send you the proceeds of the sale (less transaction fees, brokerage fees and commissions and any transfer taxes). Unless you instruct otherwise, if fewer than all of your plan shares are to be sold, your plan shares on which cash dividends are being reinvested will be sold first.

         Sale of plan shares between the record date and the dividend payment date:

         If TXU Business Services receives your instructions for the sale of some of your plan shares for which cash dividends are not being reinvested on or after the record date for a dividend payment date but earlier than the dividend payment date, those plan shares will be sold as described above. Cash dividends on those shares will be paid on the dividend payment date in the usual manner.

         If TXU Business Services receives your instructions for the sale of some of your plan shares for which cash dividends are being reinvested on or after the record date for a dividend payment date but earlier than the dividend payment date, those plan shares will be sold as described above. Cash dividends on those shares will be credited to your account under the plan and reinvested in shares of TXU common stock.

         If TXU Business Services receives your instructions for the sale of all your plan shares for which cash dividends are being reinvested on or after the record date for a dividend payment date but earlier than the fifth business day before the dividend payment date, your plan shares will be sold as described above. Cash dividends will be paid to you on the dividend payment date. However, if TXU Business Services receives sale instructions after the fifth business day before the dividend payment date, the dividends paid on the dividend payment date will be credited to your account under the plan and reinvested in shares of TXU common stock. After the applicable dividend payment date, all of your plan shares will be sold, including the shares purchased with the most recently paid dividends, and the proceeds sent to you.

         Sales of less than 10 Shares, including fractional shares, without fees:

         If your account has fewer than 10 plan shares, you may sell all, but not less than all, of those shares, including fractional shares, through the plan without paying a transaction fee or any brokerage commission. TXU Corp. may change or end this feature at any time after 30 days' prior notice to participants in the plan.

17. How can I sell my certificated shares of TXU common stock through the plan?

         You must convert your certificated shares to plan shares by depositing them for safekeeping (see SAFEKEEPING). After making the deposit you must give TXU Business Services instructions to sell the shares (see SALE OF PLAN SHARES).

TERMINATION OF PARTICIPATION

18.      When and how can I end my participation in the plan?

         You may end your participation in the plan at any time by delivering a written request to TXU Business Services.

         If you stop participating in the plan, or if TXU Corp. terminates the plan, TXU Business Services will send you certificates for whole shares of the common stock credited to your account and a cash payment for any fraction of a share. If TXU Business Services receives a request to terminate participation earlier than the fifth day before a dividend payment date, any dividends that would otherwise have been reinvested under the plan will be paid to you in cash.

         If TXU Business Services receives your request to terminate participation on or after the fifth day before a dividend payment date, we will invest the dividends designated for reinvestment under the plan in shares of common stock through the plan. The termination will take place after the dividend payment date. At that time we will send you certificates for whole shares of common stock, including the newly purchased shares, and a cash payment for any fraction of a share.

         Once you are no longer a participant in the plan, cash dividends will be paid directly to you in the ordinary course.

         You may enroll again in the plan as a new participant by sending a completed authorization form and, if you hold no shares at the time, an initial investment of $500 to TXU Business Services (see EXPENSES).

EXPENSES

19. What fees and charges will I have to pay in connection with purchases, sales or other services under the plan?

         You will not pay any commissions or service charges for purchases of common stock through the plan. We will charge to your account a transaction fee of $10 if you are not a shareholder and you are making an initial investment when you enroll. We will charge to your account a transaction fee of $10 per transaction for selling plan shares. You will also pay any applicable brokerage commissions and transfer taxes in connection with sales of your plan shares. TXU Corp. will pay all other costs of administering the plan. You will pay any applicable transfer taxes on sales of your plan shares. There is no charge for the safekeeping of shares. There is a charge for researching account information that has been archived for more than 12 months.

ADMINISTRATION

20.      Who administers the plan?

         TXU Business Services administers the plan, keeps records and sends quarterly statements of account to participants.

         Neither TXU Corp. nor TXU Business Services can assure you of a profit or protect you against a loss on the shares purchased under the plan.

REPORTS TO PARTICIPANTS

21.      What kind of reports will I receive?

         You will receive quarterly statements of your account. They will show the record of the cost of your plan purchases, withdrawals from the plan and plan shares certificated during the calendar year. Your quarterly statement will also show the price per share to be used in determining the tax basis of the shares purchased with your reinvested dividends and/or optional cash investments. You should keep your quarterly statements for tax purposes. (See FEDERAL INCOME TAX MATTERS.) You will also receive copies of all reports sent to the holders of shares of TXU common stock. The plan administrator may also provide a statement of account upon request.

CERTIFICATES FOR SHARES

22. Will certificates be issued for shares of common stock purchased through the plan?

         Shares of common stock held in your plan account will be registered in the name of TXU Business Services or its nominee. TXU Business Services or its nominee will hold the certificates on your behalf. The number of your plan shares is shown on your quarterly statements of your account.

         If you request them in writing, TXU Business Services will issue to you certificates for any number of your whole plan shares. Your plan account statements will reflect any withdrawals. Mail your request for certificates to TXU Business Services. TXU Business Services will hold any remaining whole shares, and any fraction of a share, in your account as plan shares. We will not issue certificates for fractions of shares under any circumstances. Unless you change your election, we will continue to distribute or reinvest future cash dividends on the shares for which certificates are issued in accordance with your latest instruction.

         You may not pledge plan shares. If you want to pledge your plan shares you must withdraw them from the plan by requesting that certificates for the shares be issued in your name.

         We will maintain your accounts under the plan in the name in which your certificates were registered at the time you entered the plan. Consequently, certificates for whole shares will also be registered in that name when they are issued to you.

OTHER STOCK TRANSACTIONS

23. If TXU Corp. issues a dividend payable in common stock or declares a stock split, how does it affect common stock held in the plan?

         We will add to your account any stock dividends or split shares distributed on your plan shares. We will mail directly to you any stock dividends or split shares distributed on your certificated shares as if you were not participating in the plan.

         We will reinvest cash dividends paid on shares that were issued as stock dividends or stock splits on your plan shares in accordance with your dividend reinvestment option in effect at the time of the cash dividend. If you have directed that dividends should be paid to you in cash on some of your plan shares, you will continue to receive cash dividends on the same number of shares unless you send new directions to TXU Business Services.

24. If TXU Corp. sells additional shares of common stock through a rights offering, how will rights to new shares be distributed?

         In  a  rights   offering,   we  will  mail  directly  to  you  warrants
representing rights on all of your whole certificated shares as well as your whole plan shares as if you were not participating in the plan.

VOTING OF SHARES

25. How will my shares of common stock be voted at TXU Corp. shareholders' meetings?

         You will receive a proxy form indicating the total number of whole shares you hold, including certificated shares and whole plan shares. You are entitled to vote all your shares at any TXU Corp. shareholders' meeting.

RESPONSIBILITY OF TXU CORP., THE INDEPENDENT BROKER AND TXU BUSINESS SERVICES

26. What are the limitations of liability of TXU Corp., the independent broker and TXU Business Services for their acts or omissions under the plan?

         In administering the plan, none of TXU Corp., the independent broker or TXU Business Services will be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of the failure to terminate a participant's account upon the participant's death prior to receipt of notice in writing of the death. You should recognize that none of TXU Corp., the independent broker or TXU Business Services can assure you of a profit, or protect you against a loss, on the shares of the common stock of TXU Corp. purchased under the plan. You participate in the plan at your sole discretion, risk and responsibility.

FOREIGN HOLDERS OF SHARES

27.      What provisions are made for foreign shareholders?

         In the case of a foreign holder of shares who is participating in the plan and whose dividends are subject to United States income tax withholding, TXU Business Services will apply an amount equal to the net cash dividend after the deduction of taxes withheld to the purchase of shares of TXU common stock. Optional cash investments received from foreign holders must be in United States dollars. New participants in the plan must be either shareholders or residents of the United States.

MODIFICATION OR TERMINATION

28.      To what extent can TXU Corp. modify, suspend or terminate the plan?

         TXU Corp.'s board of directors can suspend, modify, amend or terminate the plan at any time. We will mail notice of any suspension, modification, amendment or termination to all participants.

         TXU Corp. may decide not to offer or sell its common stock under the plan to participants residing in any jurisdiction or foreign country where, in the judgment of TXU Corp., the burden or expense of compliance with applicable blue sky or securities laws make the offer or sale there impracticable or inadvisable.

                CERTAIN UNITED STATES FEDERAL INCOME TAX MATTERS

U.S. FEDERAL INCOME TAX CONSEQUENCES

         The U.S. Federal income tax consequences to a participant in the plan may be summarized as follows:

         With respect to reinvested cash dividends used to purchase shares in the open market, a participant will be treated for Federal income tax purposes as having received on the dividend payment date a distribution in an amount equal to the cash reinvested plus the brokerage fees, commissions or other service charges paid by TXU Corp. to obtain the shares. That distribution will be treated as dividend income to the participant to the extent of the current and accumulated earnings and profits of TXU Corp., as determined for Federal income tax purposes. The tax basis of the shares so purchased will be equal to the amount of the distribution, including those charges paid by TXU Corp.

         With respect to reinvested cash dividends used to purchase authorized but unissued shares of common stock directly from TXU Corp., a participant will be treated for Federal income tax purposes as having received on the dividend payment date a distribution in an amount equal to the fair market value on that date of the full number of shares and any fractional share purchased with reinvested dividends. The fair market value of those shares on the dividend payment date will be treated as dividend income to the participant to the extent of the current and accumulated earnings and profits of TXU Corp., as determined for Federal income tax purposes. The tax basis of the shares so purchased will be equal to the fair market value of those shares on the dividend payment date.

         A participant who purchases shares with optional cash payments will recognize no taxable income upon such purchases except to the extent of brokerage fees, commissions or other service charges paid by TXU Corp. to obtain the shares. The tax basis of shares purchased in this manner will be the amount of the optional cash investment plus those charges paid by TXU Corp.

         A participant does not realize any taxable income when he receives certificates for whole shares of the common stock credited to his account under the plan, either upon request for certificates for those shares, termination of his participation in the plan, or termination of the plan by TXU Corp. However, gain or loss will be realized by the participant when shares are sold, either by the plan at the participant's request to sell shares held in the plan when he terminates participation in the plan, or by the participant after termination of participation. In addition, a participant who receives, upon termination of participation or termination of the plan by TXU Corp., a cash adjustment for a fraction of a share credited to his account, will realize a gain or loss with respect to that fraction. The amount of any gain or loss would be the difference between the amount which the participant receives for his shares or fraction of a share and the tax basis for those shares or that fraction of a share.

         Participants who are non-resident aliens or non-U.S. corporations, trusts and estates are subject to U.S. income tax withholding on dividends paid on shares held in their accounts. The amount of withholding is determined in accordance with U.S. Treasury Regulations, subject to adjustment by applicable income tax treaties. Other participants may be subject to U.S. backup withholding. For participants who are subject to U.S. withholding tax or backup withholding, TXU Corp. will withhold the required taxes from the gross dividends or proceeds from the sale of shares. The dividends or proceeds of a sale received by the participant, or dividends reinvested on behalf of the participant, will be net of the required taxes.

         For other tax consequences of participation in the plan, including state and local income taxation, participants should consult their tax advisor.

         The above Federal income tax discussion is based on Federal income tax law as in effect as of the date hereof. Participants should consult their tax advisors with respect to the impact of any future legislative proposals or legislation enacted after the date of this prospectus.

TAX REPORTS

         The Form 1099-DIV mailed to each participant with respect to each year-end will report the dividend income realized by the participant during the year, including brokerage fees, commissions or other service charges paid by TXU Corp. in respect of reinvested dividends or optional cash investments. That income may differ from the total of the reinvested dividends. (See THE PLAN -- SHARE PURCHASES AND PRICE). A Form 1099-B will be furnished to the Participant for any shares sold through the plan.

                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of TXU Corp. consists of common stock, without par value, of which 263,726,119 shares were outstanding on May 10, 2000, and serial preference stock, par value $25 per share, none of which has been issued. The following are rights and privileges of the common stock under the laws of Texas and TXU Corp.'s articles of incorporation and bylaws.

         Each share is entitled to one vote on all questions submitted to shareholders and to cumulative voting at all elections of directors.

         The common stock has no other preemptive or conversion rights. When the shares offered in this prospectus are issued and sold, they will be fully paid and nonassessable.

         The holders of the shares of the preference stock do not have voting rights, except that, if TXU Corp. fails to pay dividends on preference stock equal to four full quarterly dividends, the holders of shares of preference stock may vote for the election of one-third of the board of directors or two directors, whichever is greater. If TXU Corp. fails to pay dividends equal to eight full quarterly dividends, the holders of shares of preference stock may elect a majority of the full board of directors. The approval of the holders of two-thirds of the outstanding shares of the preference stock is required for TXU Corp. to make changes in its capital structure that would affect those holders.

         After the payment of all dividends due on the shares of any outstanding preference stock, holders of shares of the common stock are entitled to dividends when and as declared by the board of directors.

         After payment of preference stock upon any dissolution or liquidation, the remaining assets will be distributed to the holders of shares of the common stock. Each share of the common stock is equal to every other share of the common stock with respect to dividends and also with respect to distributions upon any dissolution or liquidation.

         The common stock of TXU Corp. is listed on the New York, Chicago and Pacific stock exchanges. The transfer agent for the common stock is TXU Business Services Company, Dallas, Texas.

         On February 19, 1999, the TXU Corp. Board adopted a shareholder rights plan pursuant to which holders of common stock were granted rights to purchase one-one-hundredth of a share of Series A Preference Stock (Rights) for each share of TXU Corp. common stock held.

         In the event that any person acquires more than 15% of TXU Corp. outstanding common stock, the Right becomes exercisable, entitling each holder (other than the acquiring person or group) to purchase that number of shares of securities or other property of TXU Corp. having a market value equal to two times the exercise price of the Right. If TXU Corp. were acquired in a merger or other business combination, each Right would entitle its holder to purchase a number of the acquiring company's common shares having a market value of two times the exercise price of the Right. In either case, TXU Corp.'s Board may choose to redeem the Rights before they become exercisable.

                             INDEPENDENT ACCOUNTANTS

         The consolidated financial statements of TXU Corp. and subsidiaries, except, with respect to the year ended December 31, 1998, TXU Eastern Holdings Limited (now known as TXU Europe Limited), included in the TXU Corp. Annual Report on Form 10-K for the year ended December 31, 1999 incorporated in this prospectus have been audited by Deloitte & Touche LLP, independent accountants, as stated in their report included in the TXU Corp. Annual Report on Form 10-K for the year ended December 31, 1999. The consolidated financial statements of TXU Europe Limited for the year ended December 31, 1998, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report included in the TXU Corp. Annual Report on Form 10-K for the year ended December 31, 1999. Those financial statements are not included in the Annual Report on Form 10-K for the year ended December 31, 1999. The consolidated financial statements of TXU Corp. and subsidiaries have been incorporated by reference herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.

         With respect to any unaudited consolidated interim financial information included in TXU Corp.'s Quarterly Reports on Form 10-Q (Quarterly Reports) that will be incorporated herein by reference, Deloitte & Touche LLP applies limited procedures in accordance with professional standards for reviews of such information. As stated in any of its reports that are included in TXU's Quarterly Reports that will be incorporated by reference herein and in the Registration Statement, Deloitte & Touche LLP did not audit and did not express an opinion on such interim consolidated financial information. Accordingly, the degree of reliance on any of its reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on such unaudited interim consolidated financial information because those reports are not "reports" or a "part" of the Registration Statement filed under the 1933 Act prepared or certified by an accountant within the meaning of Sections 7 and 11 of the 1933 Act.

                                  LEGAL REVIEW

         The statements made as to matters of law and legal conclusions in this prospectus under DESCRIPTION OF CAPITAL STOCK and in the TXU Corp. Annual Report on Form 10-K for the year ended December 31, 1999 under Part I, Item 1 -- Business -- US Electric Segment -- Regulation and Rates and -- US Gas Segment -- Regulation and Rates, and Environmental Matters -- US Segments, incorporated by reference, have been reviewed by Worsham Forsythe Wooldridge LLP, Dallas, Texas, General Counsel for TXU Corp. and such statements are made upon their authority as experts. At December 31, 1999, members of the firm of Worsham Forsythe Wooldridge LLP, owned approximately 42,000 shares of the common stock of TXU Corp.

         The statements of law and legal conclusions under the caption CERTAIN UNITED STATES FEDERAL INCOME TAX MATTERS have been reviewed by Thelen Reid & Priest LLP, of counsel to TXU Corp., and such statements are made upon their authority as experts.

                       WHERE YOU CAN FIND MORE INFORMATION

         TXU Corp. files annual, quarterly and special reports, proxy statements and other information with the SEC under File No. 1-12833. Before TXU Corp. began filing quarterly and annual reports with the SEC its predecessor company, TXU Energy Industries, filed those reports under its old name, Texas Utilities Company, (File No. 1-3591). These SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any of these SEC filings at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D. C. 20549, or at the SEC's public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

         o TXU Corp.'s Annual Report on Form 10-K for the year ended December 31, 1999.

         o TXU Corp.'s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000.

         o  TXU Corp.'s Current Report on Form 8-K, dated May 16, 2000.

         All documents filed by TXU Corp. under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of this offering are incorporated by reference in this prospectus and will automatically update and supersede this information.

         The information incorporated by reference is an important part of this prospectus.

         You may request a copy of these filings at no cost, by writing or contacting us at the following address: Corporate Secretary, TXU Corp., Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201; telephone number (214) 812-4600. You may obtain more information by contacting the TXU Corp. web site (http://www.txu.com). THE INFORMATION CONTAINED AT THE WEB SITE OF TXU CORP. IS
 ------------------
NOT INCORPORATED IN THIS PROSPECTUS BY REFERENCE AND YOU SHOULD NOT CONSIDER IT A PART OF THIS PROSPECTUS.

         The common stock of TXU Corp. is listed on the New York, Chicago and Pacific stock exchanges (ticker symbol: TXU), where reports, proxy statements and other information concerning TXU Corp. may be inspected. Reports, proxy statements and other information concerning TXU Corp.'s predecessors may be inspected at the New York, Chicago and Pacific stock exchanges.

         TXU Corp. will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of that person, a copy of any and all of the documents referred to above that have been or may be incorporated in this prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to TXU Business Services, Direct Stock Purchase Plan, P.O. Box 130059, Dallas, Texas 75313-0059, toll-free telephone number (800) 828-0812.

                                -----------------

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

         All notices, inquiries and requests concerning the plan, including initial optional cash investments from those who are eligible to participate in this plan but are not holders of TXU Corp. common stock should be mailed to:

                              TXU BUSINESS SERVICES
                                P. O. BOX 130059
                              DALLAS, TX 75313-0059

         All other optional cash investments, other than by automatic electronic investment, should be mailed to:

                              TXU BUSINESS SERVICES
                                P. O. BOX 650459
                              DALLAS, TX 75265-0459

         Please include your shareholder account number, social security number and daytime telephone number on all correspondence, checks or money orders. Persons who wish to communicate by telephone with TXU Business Services concerning the plan may do so by calling either of the following numbers:

                            TOLL-FREE (800) 828-0812
                              LOCAL (214) 812-8100

         The following information is available through the automated telephone system:

         o General transfer instructions as well as information regarding lost certificates
         o  Information about the plan, which includes:
            -  How the plan works
            -  Optional cash investment acceptance periods
            - Information regarding withdrawals from the plan as well as requests for duplicate plan statements
         o  Information about an individual account, which includes:
            - Account balance information including the number of shares of the common stock held in the account and the aggregate of optional cash investments not yet invested
            -  Year-to-date reportable income amounts
            -  Requests for duplicate 1099DIV's
         o  Dividend payment and record date information
         o  The option of speaking to a Shareholder Account Representative.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses payable by TXU Corp. in connection with the issuance and distribution of the securities to be registered.

         Filing fee - Securities and Exchange Commission.............  $31,619
         Listing fees................................................    5,000
         Fees and expenses of counsel
              Worsham Forsythe Wooldridge LLP .......................   50,000
              Thelen Reid & Priest LLP...............................   50,000
         Auditors' fees and expenses.................................   15,000
         Printing, including Registration Statement,
              prospectuses, exhibits, etc. ..........................   15,000
         Miscellaneous...............................................      381
         Total expenses*............................................. $167,000
                                                                      ========

------------
*    Estimated.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article IX of the Restated Articles of Incorporation of TXU Corp. provides as follows:

            "The Corporation shall reimburse or indemnify any former, present or future director, officer or employee of the Corporation, or any person who may have served at its request as a director, officer or employee of another corporation, or any former, present or future director, officer or employee of the Corporation who shall have served or shall be serving as an administrator, agent or fiduciary for the Corporation or for another corporation at the request of the Corporation (and his heirs, executors and administrators) for or against all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, the defense of any action, suit or proceeding in which he may be involved by reason of his being or having been such director, officer or employee, except with respect to matters as to which he shall be adjudged in such action, suit or proceeding to be liable because he did not act in good faith, or because of dishonesty or conflict of interest in the performance of his duty.

            "No former, present or future director, officer or employee of the Corporation (or his heirs, executors and administrators) shall be liable for any act, omission, step or conduct taken or had in good faith, which is required, authorized or approved by an order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute regulating the Corporation or its subsidiaries, or any amendments to any thereof. In any action, suit or proceeding based on any act, omission, step or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense, each such director, officer or employee (and his heirs, executors and administrators) shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in this paragraph described.

            "The foregoing rights shall not be exclusive of other rights to which any such director, officer or employee (or his heirs, executors and administrators) may otherwise be entitled under any bylaw, agreement, vote of shareholders or otherwise, and shall be available whether or not the director, officer or employee continues to be a director, officer or employee at the time of incurring such expenses and liabilities. In furtherance, and not in limitation of the foregoing provisions of this Article IX, the Corporation may indemnify and may insure any such persons to the fullest extent permitted by the Texas Business Corporation Act, as amended from time to time, or the laws of the State of Texas, as in effect from time to time."

            Article 2.02-1 of the Texas Business Corporation Act permits TXU Corp., in certain circumstances, to indemnify any present or former director, officer, employee or agent of TXU Corp. against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position, but only to a limited extent for obligations resulting from a proceeding in which the person is found liable on the basis that a personal benefit was improperly received or in circumstances in which the person is found liable in a derivative suit brought on behalf of TXU Corp.

            Article X of the Restated Articles of Incorporation of TXU Corp. provides as follows:

            "A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission in the director's capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable for:

            (a) a breach of the director's duty of loyalty to the Corporation or its shareholders;

            (b) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

            (c) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

            (d) an act or omission for which the liability of a director is expressly provided for by an applicable statute.

         If the laws of the State of Texas are amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such laws as so amended. Any repeal or modification of this Article X shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification."

            Section 22 of TXU Corp.'s bylaws provides as follows:

            "Section 22. Insurance, Indemnification and Other Arrangements. Without further specific approval of the shareholders of the Corporation, the Corporation may purchase, enter into, maintain or provide insurance, indemnification or other arrangements for the benefit of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving another entity at the request of the Corporation as a director, officer, employee, agent or otherwise, to the fullest extent permitted by the laws of the State of Texas, including without limitation Art. 2.02-1 of the Texas Business Corporation Act or any successor provision, against any liability asserted against or incurred by any such person in any such capacity or arising out of such person's service in such capacity whether or not the Corporation would otherwise have the power to indemnify against any such liability under the Texas Business Corporation Act. If the laws of the State of Texas are amended to authorize the purchase, entering into, maintaining or providing of insurance, indemnification or other arrangements in the nature of those permitted hereby to a greater extent than presently permitted, then the Corporation shall have the power and authority to purchase, enter into, maintain and provide any additional arrangements in such regard as shall be permitted from time to time by the laws of the State of Texas without further approval of the shareholders of the Corporation. No repeal or modification of such laws or this Section 22 shall adversely affect any such arrangement or right to indemnification existing at the time of such repeal or modification."

            TXU Corp. has entered into agreements with its directors which provide, among other things, for their indemnification by TXU Corp. to the fullest extent permitted by Texas law, unless a final adjudication establishes that the indemnitee's acts were committed in bad faith, were the result of active and deliberate dishonesty or that the indemnitee personally gained a financial profit to which the indemnitee was not legally entitled. These agreements further provide, under certain circumstances, for the advancement of expenses and the implementation of other arrangements for the benefit of the indemnitee.

         TXU Corp. has insurance covering its expenditures which might arise in connection with its lawful indemnification of its directors and officers for their liabilities and expenses. Directors and officers of TXU Corp. also have insurance which insures them against certain other liabilities and expenses.

ITEM 16.  EXHIBITS.

               PREVIOUSLY FILED*
               -----------------

             WITH FILE     AS
  EXHIBIT     NUMBER     EXHIBIT
  -------     ------     -------


   4(a)                           --  Amended and Restated Articles of
                                      Incorporation of TXU Corp.

   4(b)                           --  Restated Bylaws of TXU Corp.

   4(c)     1-2833         1      --  Rights Agreement, dated as of
                                      February 19, 1999, between the
            Form 8-A                  Company and The Bank of New York,
            (filed February 26,       which includes as Exhibit A thereto
            1999)                     the form of Statement of Resolution
                                      Establishing the Series A Preference
                                      Stock, Exhibit B thereto the form of
                                      a Right Certificate and Exhibit C
                                      thereto the Summary of Rights to
                                      Purchase Series A Preference Stock.

   5(a)                           --  Opinion of Worsham Forsythe Wooldridge
                                      LLP, General Counsel for TXU Corp.

   5(b) and 8                     --  Opinion of Thelen Reid & Priest LLP,
                                      of counsel to TXU Corp.

   15                             --  Letter of Deloitte & Touche LLP
                                      regarding unaudited condensed interim
                                      financial information.

  23(a)                           --  Consent of Deloitte & Touche LLP.

  23(b)                           --  Consent of PricewaterhouseCoopers LLP

  23(c)                           --  Consents of Worsham Forsythe Wooldridge
                                      LLP and Thelen Reid & Priest LLP are
                                      contained in Exhibits 5(a) and 5(b) and
                                      8, respectively.

  24                              --  Power of Attorney (see page II-7).



-------------------------
*   Incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

         a. The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum offering range may be reflected in the form of prospectus filed with the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         b. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         Each director and/or officer of TXU Corp. whose signature appears below hereby appoints the Agents for Service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and on its behalf.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and State of Texas, on the 23rd day of May 2000.

                                           TXU CORP.

                                           By            /s/ Erle Nye
                                               ---------------------------------
                                               (Erle Nye, Chairman of the Board
                                                and Chief Executive)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

          Signature                         Title                 Date
          ---------                         -----                 ----

        /s/ Erle Nye                 Principal Executive         May 23, 2000
-----------------------------------  Officer and Director
  (Erle Nye, Chairman of the Board
       and Chief Executive)

     /s/ Michael J. McNally          Principal Financial         May 23, 2000
-----------------------------------  Officer
   (Michael J. McNally, Executive
      Vice President and Chief
         Financial Officer)

     /s/ Jerry W. Pinkerton          Principal Accounting        May 23, 2000
-----------------------------------  Officer
 (Jerry W. Pinkerton, Controller)

     /s/ Derek C. Bonham             Director                    May 23, 2000
-----------------------------------
       (Derek C. Bonham)

      /s/ J.S. Farrington            Director                    May 23, 2000
-----------------------------------
       (J. S. Farrington)

     /s/ William M. Griffin          Director                    May 23, 2000
-----------------------------------
      (William M. Griffin)

      /s/ Kerney Laday               Director                    May 23, 2000
-----------------------------------
         (Kerney Laday)

     /s/ Margaret N. Maxey           Director                    May 23, 2000
-----------------------------------
       (Margaret N. Maxey)

     /s/ James A. Middleton          Director                    May 23, 2000
-----------------------------------
       (James A. Middleton)

    /s/ J. E. Oesterreicher          Director                    May 23, 2000
-----------------------------------
      (J. E. Oesterreicher)

     /s/ Charles R. Perry            Director                    May 23, 2000
-----------------------------------
       (Charles R. Perry)

    /s/ Herbert H. Richardson        Director                    May 23, 2000
-----------------------------------
      (Herbert H. Richardson)

                                  EXHIBIT INDEX


               PREVIOUSLY FILED*
               -----------------

             WITH FILE     AS
  EXHIBIT     NUMBER     EXHIBIT
  -------     ------     -------


   4(a)                           --  Amended and Restated Articles of
                                      Incorporation of TXU Corp.

   4(b)                           --  Restated Bylaws of TXU Corp.

   4(c)     1-2833         1      --  Rights Agreement, dated as of
                                      February 19, 1999, between the
            Form 8-A                  Company and The Bank of New York,
            (filed February 26,       which includes as Exhibit A thereto
            1999)                     the form of Statement of Resolution
                                      Establishing the Series A Preference
                                      Stock, Exhibit B thereto the form of
                                      a Right Certificate and Exhibit C
                                      thereto the Summary of Rights to
                                      Purchase Series A Preference Stock.

   5(a)                           --  Opinion of Worsham Forsythe Wooldridge
                                      LLP, General Counsel for TXU Corp.

   5(b) and 8                     --  Opinion of Thelen Reid & Priest LLP,
                                      of counsel to TXU Corp.

   15                             --  Letter of Deloitte & Touche LLP
                                      regarding unaudited condensed interim
                                      financial information.

  23(a)                           --  Consent of Deloitte & Touche LLP.

  23(b)                           --  Consent of PricewaterhouseCoopers LLP

  23(c)                           --  Consents of Worsham Forsythe Wooldridge
                                      LLP and Thelen Reid & Priest LLP are
                                      contained in Exhibits 5(a) and 5(b) and
                                      8, respectively.

  24                              --  Power of Attorney (see page II-7).



-------------------------
*   Incorporated herein by reference.